Exhibit 10.8

Spousal Consent Letter

I, Xiaochen Shan, a citizen of the People’s Republic of China with ID card No.:*********, am the legal spouse of Lu Zhang (a citizen of the People’s Republic of China with ID Card No.: *********). I hereby confirm that I have acknowledged, unconditionally, and irrevocably consent to my spouse’s execution of the following documents (the “Transaction Documents”) and consent to the disposal of the equity interest in Shanghai Soulgate Technology Co., Ltd. (the “Domestic Enterprise”) held by my spouse and registered in her name in accordance with the Transaction Documents:

1)	The Equity Interest Pledge Agreement dated May 8, 2020, with Shanghai Soul Technology Co., Ltd. (the “Wholly Foreign-owned Enterprise”) and the Domestic Enterprise;

2)	The Loan Agreement dated May 8, 2020, with the Wholly Foreign-owned Enterprise;

3)	The Exclusive Call Option Agreement dated May 8, 2020, with the Wholly Foreign-owned Enterprise, the Domestic Enterprise and relevant parties; and

4)	The Power of Attorney issued to the Wholly Foreign-owned Enterprise dated May 8, 2020.

I acknowledge and agree that the equity interest held and to be held by my spouse in the Domestic Enterprise shall be my spouse’s personal property and shall not constitute joint property of myself and my spouse, and my spouse shall have the right of disposal of such equity interest on her sole discretion. I hereby unconditionally and irrevocably waive any rights or interests that may be conferred on me by any applicable laws in and to such equity interest and the corresponding assets and undertake not to make any claims with respect to such equity interest and the corresponding assets, including claiming that such equity interest and the corresponding assets constitute the joint property of myself and my spouse, and based on such claims, claim for participation in the daily operation and management of the Domestic Enterprise or influencing in any way my spouse’s decision to determine such equity interest. I further confirm that my spouse is solely entitled to enjoy and perform the rights and obligations of my spouse under the Transaction Documents and that my spouse’s performance of the Transaction Documents and further amendment to the Transaction Documents or termination of the Transaction Documents or execution of other documents in lieu of the Transaction Documents do not require my further authorization or consent.

I undertake that I will execute all necessary documents and take all necessary actions to ensure that the Transaction Documents (as amended from time to time) are properly performed.

I agree and undertake that I will not at any time take any acts in conflict with the arrangements under the Transaction Documents or with this Spousal Consent Letter. If I acquire any equity interest in the Domestic Enterprise for whatever reason, I shall be bound by the Transaction Documents (as amended from time to time) and comply with my obligations as a shareholder of the Domestic Enterprise under the Transaction Documents (as amended from time to time), and for this purpose, upon request by the Wholly Foreign-owned Enterprise, I shall sign a series of written documents in substantially the same form and substance as the Transaction Documents (as amended from time to time).

I further confirm, undertake and warrant that my spouse shall have the right to deal with the equity interests held by her in the Domestic Enterprise and the corresponding assets on her own in any event, including but not limited to the divorce of myself and my spouse and that I will not take any action that may affect or interfere with my spouse’s performance of the obligations she shall assume under the Transaction Documents.

The execution, validity, interpretation, performance, amendment, and termination of this Spousal Consent Letter and dispute resolution shall be governed by the PRC laws. In the event of any dispute with respect to the construction and performance of this Spousal Consent Letter, the parties hereto shall first resolve the dispute through friendly negotiations. In the event the parties hereto fail to reach an agreement on the dispute within thirty (30) days after either party’s request to the other parties for resolution of the dispute through negotiations, either party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its arbitration rules. The arbitration shall be conducted in Shanghai, and the language used in the arbitration shall be Chinese. The arbitration shall be final and binding on all parties.

This Spousal Consent Letter is executed on May 8, 2020.

This Spousal Consent Letter completely supersedes and replaces all prior agreements and understandings, whether oral and/or written, between the parties with respect to the contents hereof.

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Signature Page to the Spousal Consent Letter

Signed by: /s/ Xiaochen Shan

Name: Xiaochen Shan